UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 11, 2011 (March 8, 2011)
NxSTAGE MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-51567 (Commission File Number)	04-3454702 (I.R.S. Employer Identification No.)

439 S. Union St, 5th Floor, Lawrence, MA (Address of principal executive offices)	01843 (Zip Code)
(978) 687-4700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Named Executive Officer Compensation — 2010 Short Term Incentive Awards, 2010 Performance Share Awards, Adoption of 2011 Short Term Incentive Plan
     On March 8, 2011, the Compensation Committee of the Board of Directors of NxStage Medical, Inc. (the “Company”) took the following actions regarding the executive compensation of the Company’s “named executive officers” (as used in Instruction 4 to Item 5.02 of
Form 8-K):
•	Approved awards under the Company’s 2010 Short Term Incentive Plan (“2010 STI Awards”), authorized the implementation of a 2011 Short Term Incentive Plan and set threshold to outstanding bonus awards for the 2011 fiscal year under the 2011 Short Term Incentive Plan (“2011 Target STI Awards”); and

•	Approved awards under the Company’s 2010 Performance Share Plan (“2010 Performance Share Awards”).
     The following table sets forth information regarding each named executive officer’s (i) 2010 base salary (for comparison purposes only), (ii) 2011 base salary, which remains unchanged for 2011, (iii) 2010 STI Award, (iv) 2010 Performance Share Award, and (v) 2011 Target STI Award, as a percentage of 2011 base salary:

							2011 Target STI
					2010 STI		Awards (as a %
					Award	2010	of 2011 Base
					Paid in	Performance	Salary)
Named					Shares of	Share Award	(Threshold to
Executive		2010 Base		2011 Base	Common	Vesting Over	Outstanding Award
Officer	Title	Salary		Salary	Stock (2)	Three Years (3)	Levels) (4)
Jeffrey H. Burbank	President & Chief Executive Officer	$396,000		396,000	21,515	107,306	37.5% - 112.5%
Robert S. Brown	Senior Vice President & Chief Financial Officer	$268,000		268,000	7,766	35,945	20%-60%
Joseph E. Turk, Jr.	President, North America	$285,000	(1)	285,000	10,247	35,945	25%-75%
Winifred L. Swan	Senior Vice President and General Counsel	$268,000		268,000	6,795	35,945	17.5%-52.5%
Michael J. Webb	Senior Vice President, Quality Assurance/ Regulatory Affairs	$235,000		$235,000	3,830	28,016	12.5%-37.5%

(1)	On December 15, 2010, Mr. Turk’s base salary was increased from $268,000 to $285,000 in connection with his promotion to President, North America. No other changes to executive base compensation were made from 2010 to 2011.

(2)	In March 2010, the Compensation Committee established the 2010 Corporate Bonus Plan with the amount of awards to be determined based upon the satisfaction of 2010 revenue and cash consumption targets. On March 8, 2011, the Compensation Committee awarded the bonus awards set forth in the table above based on its evaluation of the achievement of the performance criteria established for the 2010 Corporate Bonus Plan. 2010 Bonus Awards reflect performance between the stretch and outstanding combined performance criteria under the Plan. 2010 Bonus Awards were awarded in the form of Company common stock to executives.

(3)	In March 2010, the Compensation Committee established the 2010 Performance Share Plan with the amount of awards to be determined based upon the satisfaction of 2010 revenue and cash consumption targets. On March 8, 2010, the Compensation Committee awarded the performance shares set forth in the table above based on its evaluation of the achievement of the performance criteria established for the 2010 Performance Share Plan. 2010 Performance Share Awards reflect performance between the stretch and outstanding combined performance criteria under the Plan. 2010 Performance Share Awards vest 33 1/3rd% on the date of grant on March 8, 2011, with the balance vesting in two equal installments on December 31, 2011 and December 31, 2012.

(4)	No changes were made to target STI target award levels for executive officers as a percentage of base salary for 2011.
     Description of 2011 Bonus Plan
     The individual payouts under the 2011 Bonus Plan will be based on corporate and individual performance. The Chief Executive Officer will propose to the Compensation Committee the bonus payouts for each other named executive officer. The Compensation Committee will propose and determine the payout for the CEO, and will determine the final payout for the other named executive officers. Payouts under the 2011 Bonus Plan are conditioned upon the Company’s achievement of revenue, cash consumption and net income targets. Any awards will range from a threshold award level to an outstanding award level (with opportunities to exceed the outstanding performance award level at the discretion of the Compensation Committee), depending upon whether established threshold, target, stretch or outstanding performance levels have been achieved with respect to revenue, cash consumption and net income. If threshold performance levels are not achieved under the 2011 Bonus Plan, no award will be made. Awards under the Plan may be paid in either cash or common stock of the Company, at the discretion of the Compensation Committee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

NxStage Medical, Inc.
Date: March 11, 2011	By:	/s/ Jeffrey H. Burbank
Jeffrey H. Burbank
Chief Executive Officer